UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): May 25, 2011

Marathon Oil Corporation

(Exact name of registrant as specified in its charter)

Delaware	1-5153	25-0996816
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5555 San Felipe Road, Houston, Texas		77056-2723
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (713) 629-6600

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On May 25, 2011, after consultation with financial and other advisors, the Board of Directors of Marathon Oil Corporation (“Marathon Oil”) approved the separation of its downstream (refining, marketing and transportation) operations from its other operations through the distribution of shares of common stock of a wholly owned subsidiary, Marathon Petroleum Corporation (“MPC”), to holders of outstanding shares of common stock of Marathon Oil.

Following the spin-off, MPC will be an independent, publicly traded company, and Marathon Oil will not retain any ownership interest in MPC. Holders of Marathon Oil common stock will be entitled to receive one share of MPC common stock for every two shares of Marathon Oil common stock held as of 5:00 p.m. New York City Time on the record date, June 27, 2011. The distribution date for the spin-off will be June 30, 2011. Fractional shares of MPC common stock will not be distributed. Any fractional shares of MPC common stock otherwise issuable to Marathon Oil stockholders will be aggregated and sold on behalf of those stockholders, and those stockholders will receive cash payments with respect to those fractional shares.

In order to effect the spin-off and govern Marathon Oil’s relationship with MPC after the spin-off, on May 25, 2011, Marathon Oil entered into a Separation and Distribution Agreement, a Tax Sharing Agreement, an Employee Matters Agreement and a Transition Services Agreement with MPC. Those agreements are filed as Exhibits 2.1, 10.1, 10.2 and 10.3 to this Current Report, respectively, and are incorporated herein by reference.

Separation and Distribution Agreement

The Separation and Distribution Agreement governs the separation of Marathon Oil’s downstream business, the subsequent distribution of MPC’s shares of common stock to Marathon Oil’s stockholders and other matters related to Marathon Oil’s relationship with MPC.

The Separation and Distribution Agreement sets forth the conditions for the consummation of the spin-off, including, among others, that:

•

the SEC shall have declared effective the Registration Statement on Form 10 related to the spin-off, with no stop order in effect with respect to the Form 10, and the information statement included in the Form 10 shall have been mailed to Marathon Oil’s stockholders;

•

no order, injunction, decree or regulation issued by any court or agency of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the spin-off shall be in effect and no other event outside Marathon Oil’s control shall have occurred or failed to occur that prevents the consummation of the spin-off;

•	the approval for listing of MPC’s common stock on the New York Stock Exchange, subject to official notice of issuance, shall have been maintained;

•

the private letter ruling that Marathon Oil has received from the Internal Revenue Service (the “IRS”) with respect to the tax treatment of the spin-off shall not have been revoked or modified by the IRS in any material respect and an opinion shall have been received by Marathon Oil from its tax counsel regarding the tax-free status of the spin-off and certain internal restructuring transactions as of the distribution date;

•	all material government approvals and material consents necessary to consummate the spin-off shall have been received and continue to be in full force and effect; and

•

no other events or developments shall have occurred that, in the judgment of the Board of Directors of Marathon Oil, in its sole and absolute discretion, would result in the spin-off having a material adverse effect on Marathon Oil or its stockholders.

Marathon Oil may waive one or more of these conditions in its sole and absolute discretion, and the determination by Marathon Oil regarding the satisfaction of these conditions will be conclusive. The fulfillment of these conditions will not create any obligation on Marathon Oil’s part to effect the distribution, and Marathon Oil has reserved the right to amend, modify or abandon any and all terms of the distribution and the related transactions at any time prior to the distribution date.

Among other things, the Separation and Distribution Agreement provides that, on or prior to the distribution date for the spin-off:

•

Marathon Oil will complete a multi-step reorganization of its subsidiaries, with the result that MPC will own, directly or indirectly, all the outstanding equity interests in Marathon Petroleum Company LP and substantially all other subsidiaries of Marathon Oil that are or have been engaged in Marathon Oil’s refining, marketing and transportation business;

•

MPC will effectuate a recapitalization pursuant to which all of the existing shares of its common stock are exchanged for or converted into a number of shares of its common stock sufficient to effect the distribution;

•	all intercompany loans between Marathon Oil and MPC will be repaid;

•

MPC will make a distribution of cash to Marathon Oil after which (after taking into account certain payments to be made by Marathon Oil and certain of its other subsidiaries on or before the distribution date), MPC and its subsidiaries will have, as of the effective time of the distribution on the distribution date, an amount of cash and cash equivalents that Marathon Oil deems appropriate, which amount will be equal to at least $1.425 billion in the aggregate; and

•

Marathon Oil will use commercially reasonable efforts to have MPC released from all financial instruments that are primarily for Marathon Oil’s benefit and on which MPC is primarily or secondarily liable, and MPC will use commercially reasonable efforts to have Marathon Oil released from all financial instruments that are primarily for MPC’s benefit and on which Marathon Oil is primarily or secondarily liable.

The Separation and Distribution Agreement also governs the ownership of intellectual property between Marathon Oil and MPC as of the distribution date.

The Separation and Distribution Agreement contains provisions regarding the release of intercompany claims and liabilities, except liabilities specifically provided for in the Separation and Distribution Agreement or the other agreements entered into in connection with the spin-off (some of which are described below), intercompany accounts payable and similar intercompany liabilities, and liabilities that, if released, would release third parties.

In addition, the Separation and Distribution Agreement provides for cross-indemnities between Marathon Oil and MPC. In general, Marathon Oil has agreed to indemnify MPC for any liabilities relating to Marathon Oil’s historical oil and gas exploration and production operations, oil sands mining operations and integrated gas operations, and MPC has agreed to indemnify Marathon Oil for any liabilities relating to the historical downstream operations.

The above summary of the Separation and Distribution Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Separation and Distribution Agreement, which is filed as Exhibit 2.1 to this Current Report.

Tax Sharing Agreement

The Tax Sharing Agreement governs the respective rights, responsibilities and obligations of Marathon Oil and MPC with respect to taxes and tax benefits, the filing of tax returns, the control of audits and other tax matters.

Under the tax sharing agreement, except as described below, Marathon Oil will be responsible for: (1) all U.S. federal, state, local and foreign income taxes attributable to Marathon Oil or any of its subsidiaries for any tax period that begins after the date of the spin-off (and for any tax period that begins on or before and ends after the date of the spin-off, for the portion of that period after the date of the spin-off), other than such taxes arising as a result of the spin-off and related internal restructuring of Marathon Oil; and (2) all taxes arising as a result of the spin-off (or certain related transactions) to the extent such taxes arise as a result of any breach on or after the date of the spin-off of any representation, warranty, covenant or other obligation of Marathon Oil or of a subsidiary of Marathon Oil made in connection with the issuance of the private letter ruling or the tax opinion relating to, among other things, the qualification of the spin-off as a transaction under Sections 368(a) and 355 of the Internal Revenue Code of 1986, as amended (the “Code”) for U.S. federal income tax purposes or in the Tax Sharing Agreement.

MPC will be responsible for all taxes attributable to it or one of its subsidiaries, whether accruing before, on or after the spin-off, including: (1) all taxes attributable to it or any of its subsidiaries for any tax period that ends on or before the date of the spin-off (and for any tax period that begins on or before and ends after the date of the spin-off, for the portion of that period on or before the date of the spin-off), other than such taxes arising as a result of the spin-off; (2) all taxes arising as a result of the spin-off (or certain related transactions) to the extent such taxes are attributable to actions taken by it or its affiliates or any breach by it or its affiliates of any representation, warranty, covenant or other obligation set forth in the private letter ruling, the tax opinion or Tax Sharing Agreement; and (3) certain tax liabilities associated with the 2005 transactions in which MPC acquired the minority interest in its refining joint venture from Ashland, Inc.

The Tax Sharing Agreement contains covenants intended to protect the tax-free status of the spin-off and certain internal restructuring transactions. These covenants may restrict the ability of Marathon Oil and MPC to pursue strategic or other transactions that otherwise could maximize the values of their respective businesses and may discourage or delay a change of control of either company.

The above summary of the Tax Sharing Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Tax Sharing Agreement, which is filed as Exhibit 10.1 to this Current Report.

Employee Matters Agreement

The Employee Matters Agreement contains provisions concerning benefit protection for Marathon Oil employees who become MPC employees prior to December 31, 2011, treatment of holders of Marathon Oil stock options, stock appreciation rights, restricted stock and restricted stock units, and performance units and cooperation between Marathon Oil and MPC in the sharing of employee information and maintenance of confidentiality.

Under the provisions of the Employee Matters Agreement, Marathon Oil’s outstanding equity-based compensation awards generally will be treated as follows:

•

Outstanding options to purchase shares of Marathon Oil common stock that are vested, whether held by a current or former officer or employee of Marathon Oil or a current or former officer or employee of MPC, will be adjusted so that the holders of the options will hold options to purchase both Marathon Oil and MPC common stock. The Marathon Oil and MPC options received by each optionee, when combined, will generally preserve the intrinsic value of each original option grant and the ratio of the exercise price to the fair market value of Marathon Oil common stock on the distribution date.

•

Outstanding options to purchase shares of Marathon Oil common stock that are not vested and that are held by current officers or employees of Marathon Oil who are not and will not become officers or employees of MPC immediately after the spin-off will be replaced with adjusted options to purchase Marathon Oil common stock. Those adjusted options will generally preserve the intrinsic value of each original option grant and the ratio of the exercise price to the fair market value of Marathon Oil common stock on the distribution date. There are no unvested options to purchase shares of Marathon Oil common stock held by former officers or former employees.

•

Outstanding options to purchase shares of Marathon Oil common stock that are not vested and that are held by individuals who are or will become officers or employees of MPC immediately after the spin-off will be replaced with substitute options to purchase MPC common stock. Those substitute options will generally preserve the intrinsic value of each original option grant and the ratio of the exercise price to the fair market value of Marathon Oil common stock on the distribution date.

•

Outstanding vested Marathon Oil stock appreciation rights will be replaced with both adjusted Marathon Oil stock appreciation rights and MPC stock appreciation rights to receive a payment in cash or common stock. Both stock appreciation rights, when combined, will generally preserve the aggregate intrinsic value of each original stock appreciation right grant. They will also generally preserve the ratio of exercise price to the fair market value of Marathon Oil common stock on the distribution date. There are no outstanding stock appreciation rights issued by Marathon Oil that have not yet vested.

•

The Marathon Oil restricted stock awards and restricted stock unit awards of officers or employees of Marathon Oil who are not and will not become officers or employees of MPC immediately after the spin-off will be replaced with adjusted Marathon Oil restricted stock awards or restricted stock unit awards, as applicable, each of which will generally preserve the value of the original award determined as of the distribution date.

•

The Marathon Oil restricted stock awards and restricted stock unit awards of persons who are or will become officers or employees of MPC immediately after the spin-off will be converted into substitute MPC restricted stock awards or restricted stock unit awards, as applicable, each of which will generally preserve the value of the original award determined as of the distribution date.

•

The Marathon Oil director restricted stock unit awards of all nonemployee directors who are not and will not become directors of MPC immediately after the spin-off will be replaced with adjusted Marathon Oil director restricted stock unit awards, each of which will generally preserve the value of the original awards determined as of the distribution date.

•

The Marathon Oil director restricted stock unit awards of all nonemployee directors who are or will become directors of MPC immediately after the spin-off will be replaced with substitute MPC director restricted stock unit awards, each of which will generally preserve the value of the original awards determined as of the distribution date.

•

Performance units having a three-year performance period have been granted to Marathon Oil officers. At the effective time of the spin-off, three performance unit grants are expected to be outstanding: the 2009 grant for the 2009-2011 performance period, the 2010 grant for the 2010-2012 performance period, and the 2011 grant for the 2011-2013 performance period. The value of the performance units will be calculated as if the relevant performance period had ended on the distribution date, and each holder of performance units shall receive a prorated payment based upon the portion of the performance period actually completed.

There may be a small number of employees who transfer between Marathon Oil and MPC following the spin-off but before January 1, 2012. If these employees hold outstanding stock options, shares of restricted stock or restricted stock units which are unvested on their transfer date, their stock options, restricted stock or restricted stock units will be adjusted effective as of the date of their transfer based on the ratio of the trading price of Marathon Oil common stock and MPC common stock, as applicable, preceding and following the transfer. In addition, a small number of employees in Marathon Oil’s international operations will have their vested stock options adjusted in the same manner as unvested options.

In the case of adjusting Marathon Oil options and stock appreciation rights or granting substitute MPC options and stock appreciation rights, the conversion formula may result in fractional shares. Any fractional shares subject to adjusted Marathon Oil options and substitute MPC options will be disregarded, and the number of shares subject to such options will be rounded down to the next lower whole number of shares. Any fractional shares underlying stock appreciation rights will be similarly disregarded.

The above summary of the Employee Matters Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Employee Matters Agreement, which is filed as Exhibit 10.2 to this Current Report.

Transition Services Agreement

Under the Transition Services Agreement, Marathon Oil and MPC will provide and/or make available various administrative services and assets to each other, for the one-year period beginning on the distribution date of the spin-off. The services Marathon Oil will provide to MPC will include:

•	administrative services;

•	accounting services;

•	audit services;

•	health, environmental and safety services;

•	information technology services;

•	legal services;

•	natural gas administration services;

•	tax services; and

•	treasury services.

The services MPC will provide to Marathon Oil will include:

•	accounting services;

•	audit services;

•	health, environmental and safety services;

•	human resources services;

•	information technology services;

•	legal services;

•	tax services; and

•	treasury services.

In consideration for such services, Marathon Oil and MPC will each pay fees to the other for the services provided, and those fees will generally be in amounts intended to allow the party providing services to recover all of its direct and indirect costs incurred in providing those services. The personnel performing services under the Transition Services Agreement will be employees and/or independent contractors of the party providing the service and will not be under the direction or control of the party to whom the service is being provided.

The Transition Services Agreement also contains customary mutual indemnification provisions. Any extension or renewal of the Transition Services Agreement beyond the first year following the spin-off will be subject to the mutual agreement of Marathon Oil and MPC.

The above summary of the Transition Services Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Transition Services Agreement, which is filed as Exhibit 10.3 to this Current Report.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 25, 2011, in connection with the spin-off, each of Messrs. David A. Daberko, William L. Davis, Charles R. Lee, Seth E. Schofield, John W. Snow and Thomas J. Usher resigned as a member of the Board of Directors of Marathon Oil, to be effective as of completion of the spin-off. Also, on May 25, 2011, in connection with the spin-off, Mr. Gary R. Heminger resigned from his position as Executive Vice President, Downstream of Marathon Oil, to be effective as of completion of the spin-off.

The description of the Employee Matters Agreement included in Item 1.01 of this Current Report is incorporated herein by reference.

Item 8.01. Other Events

Private Letter Ruling

Marathon Oil has received a private letter ruling from the IRS to the effect that, among other things, the distribution of shares of MPC common stock in the spin-off qualifies as tax-free to Marathon Oil, MPC and Marathon Oil stockholders for U.S. federal income tax purposes under Sections 355 and 368(a) and related provisions of the Code. The continued effectiveness of that private letter ruling is a condition to the completion of the spin-off.

Although a private letter ruling from the IRS generally is binding on the IRS, if the factual representations or assumptions made in the private letter ruling request are inaccurate or incomplete in any material respect, then Marathon Oil will not be able to rely on the ruling. Furthermore, the IRS does not rule on whether a distribution such as the spin-off satisfies certain legal requirements necessary to obtain tax-free treatment under Section 355 of the Code. Rather, the private letter ruling was based on representations by Marathon Oil that those requirements have been satisfied, and any inaccuracy in those representations could invalidate the ruling.

The forgoing summary of the private letter ruling does not discuss all the tax considerations that may be relevant to Marathon Oil stockholders in light of their particular circumstances, nor does it address the consequences to Marathon Oil stockholders subject to special treatment under the U.S. federal income tax laws. Marathon Oil stockholders should consult their own tax advisors as to the particular consequences of the spin-off to them, including the applicability and effect of any U.S. federal, state and local and foreign tax laws, which may result in the spin-off distribution being taxable to them.

Press Release

The press release announcing certain details of the spin-off is furnished as Exhibit 99.1 to this Current Report.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

2.1	Separation and Distribution Agreement dated as of May 25, 2011 among Marathon Oil Corporation, Marathon Oil Company and Marathon Petroleum Corporation.

10.1	Tax Sharing Agreement dated as of May 25, 2011 among Marathon Oil Corporation, Marathon Petroleum Corporation and MPC Investment LLC.

10.2	Employee Matters Agreement dated as of May 25, 2011 between Marathon Oil Corporation and Marathon Petroleum Corporation.

10.3	Transition Services Agreement dated as of May 25, 2011 between Marathon Oil Corporation and Marathon Petroleum Corporation.

99.1	Press release issued May 25, 2011.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 26, 2011		MARATHON OIL CORPORATION

	By:	/s/ Sylvia J. Kerrigan
Sylvia J. Kerrigan
Vice President, General Counsel & Secretary

EXHIBIT INDEX

Number	Exhibit

2.1	Separation and Distribution Agreement dated as of May 25, 2011 among Marathon Oil Corporation, Marathon Oil Company and Marathon Petroleum Corporation.

10.1	Tax Sharing Agreement dated as of May 25, 2011 among Marathon Oil Corporation, Marathon Petroleum Corporation and MPC Investment LLC.

10.2	Employee Matters Agreement dated as of May 25, 2011 between Marathon Oil Corporation and Marathon Petroleum Corporation.

10.3	Transition Services Agreement dated as of May 25, 2011 between Marathon Oil Corporation and Marathon Petroleum Corporation.

99.1	Press release issued May 25, 2011.